Exhibit 99.1

47 E. Chicago Ave., Suite 332 Naperville, IL 60540
FOR IMMEDIATE RELEASE	NEWS RELEASE

Broadwind Energy regains compliance with NASDAQ
minimum bid listing requirement

NAPERVILLE, Ill., September 13, 2012— Broadwind Energy, Inc. (NASDAQ: BWEN) announced today that on September 10, 2012 it received notice from NASDAQ indicating that it had regained compliance with the minimum bid price requirement for continued inclusion of its common stock on The NASDAQ Capital Market.

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services, and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of 800 employees is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995-that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. The Company’s forward looking statements may include or relate to the Company’s compliance with the listing requirements of the NASDAQ Capital Market, including the minimum bid price rule; the Company’s plans to grow its business and its expectations regarding the execution of its strategic transformation and its operations, revenue growth, profitability and the business of its customers; the Company’s expectations regarding its plan to restructure its operations by consolidating its operations; the Company’s execution of its tower production schedule and the effect of such production on the Company’s inventory and working capital levels as well as the sufficiency of the Company’s working capital; the Company’s expectations regarding the state of the wind energy market, and the regulatory frameworks affecting the wind energy industry, as well as the Company’s expectations relating to the economic downturn and the potential impact on its business and the business of its customers. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACT: John Segvich, 630.995.7137, john.segvich@bwen.com